Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Neil Berkman, Investor Relations, 310-477-3118, nberkman@berkmanassociates.com
Larry Gerdes, CEO, 678-808-0600, larry.gerdes@trcr.com
Lance Cornell, CFO, 678-808-0600, lance.cornell@trcr.com

May 3, 2011
(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND ACQUIRES DTS AMERICA

ATLANTA - TRANSCEND SERVICES, INC. (NASDAQ: TRCR), a leading provider of clinical documentation services to the U.S. healthcare market, announced today that it has closed its previously announced acquisition of Nashville, Tennessee-based DTS America, Inc. (“DTS”), effective April 30, 2011.

Founded in 1995, DTS is a medical transcription company that serves approximately 30 hospitals plus a number of clinics and surgery centers in 13 states and currently generates approximately $12 million of annual revenue. The purchase price was $9.5 million in cash. This is a change from the preliminary terms announced on March 3, 2011, as there is no earn-out provision in the final agreement. No debt will be assumed by Transcend. The transaction is expected to have a nominal negative impact on second quarter 2011 earnings per share in the $0.00 - $0.01 per share range due to transaction costs and to be accretive to earnings per share starting in the third quarter of 2011.

“To continue to provide our customers with the best solutions, we needed to find a larger partner that recognized the value of DTS's employees, was as committed to providing excellent customer service as we are, and could keep up with new legislation and technology in a rapidly evolving industry,” said Andrew Miller, Jr., who served as DTS Chief Executive Officer. “As we worked through the details of the acquisition, I had the opportunity to get to know Transcend's executive team and to see how Transcend will bring our employees and customers the expertise and technology we could not have provided alone. I am confident that Transcend is the best partner for DTS.”

Susan McGrogan, Transcend President and Chief Operating Officer noted that business will continue as usual for DTS customers and employees, many of whom Transcend executives were able to meet after the pending acquisition was announced on March 3rd. “We are excited for this opportunity to service our new customers and welcome new employees to the Transcend team, and we are confident we will be able to meet and exceed their expectations. We will be able to offer our DTS customers a greater array of flexible solutions to support their future clinical documentation needs,” she said.

Suender M&A Advisors, a provider of merger and acquisition advisory services to medical transcription, medical coding and other health information management companies throughout the United States, initiated the acquisition as an advisor to DTS.

About Transcend Services, Inc.

Transcend Services is a leading provider of clinical documentation solutions for healthcare organizations. The company's high-quality transcription services - along with leading data extraction and reporting tools - provide critical data needed to document patient encounters and help drive clinical decision making.

Transcend provides clients with exceptional quality, turnaround time and service so that they can focus on what matters most - their patients. For more information, visit www.transcendservices.com.

Safe Harbor Statement
This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to competitive pressures, extraordinary expenses, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, challenges encountered in integrating acquired businesses, increased regulatory burdens, lower-than-expected demand for the Company's products and services, business conditions in the integrated health care delivery network market, adverse general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission ("SEC") from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update this release or the forward-looking statements contained herein to reflect events or circumstances after the date of this press release.